UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 15, 2013

POWIN CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-54015	87-0455378
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

20550 SW 115th Ave. Tualatin, OR 97062
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (503) 598-6659

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-            Registrant’s Business and Operations

Item 1.01              Entry into a Material Definitive Agreement.

Pursuant to the settlement of certain litigation described in Item 8.01 of this Report, the Company entered into a Business Development Agreement dated April 15, 2013 with Harvey Weiss. Under the Agreement, the Company appointed Mr. Weiss as a business development representative for the Company’s Energy Storage Bank in the geographical areas comprising the states of Maine, Vermont, New Hampshire, New York, Pennsylvania, Massachusetts, Rhode Island, Connecticut, New Jersey, West Virginia, Virginia, Delaware, Maryland, North Carolina, Alabama, Georgia, Florida and the District of Columbia. Mr. Weiss will be entitled to receive commissions based on a commission schedule set forth in the Agreement. A copy of the Agreement is included with this Report as an exhibit.

Section 8-            Other Events

Item 8.01             Other Events

      Settlement of Certain Litigation

Effective April 15, 2013, the Company entered into a Settlement Agreement and Mutual Release(“Settlement Agreement”) to settle the previously disclosed action entitled Global Storage Group, LLC v. Virgil L. Beaston and Powin Renewable Energy Resources, Inc. Case No. 1202-1712 in the Circuit Court of the State of Oregon for the County of Multnomah ( February 8, 2012).

Pursuant to the Settlement Agreement, (i)the parties signed mutual releases; (ii) Global Storage Group, LLC,; Harvey Weiss; Sam Leven; and Virgil Beaston assigned to the Company all right, title and interest in the invention known as “Electrical Energy Storage Unit and Control System and Applications Thereof” for which a PCT application for patent was filed on March 5, 2011, also known as PCT Application No. PCT/CN2011/071548; and (iii) the Company paid the sum of $60,000.00 to Global Storage Group, LLC and $30,000.00 to Virgil Beaston.

In addition, the Company issued (i) a Warrant to Purchase Common Stock to Global Storage Group, LLC for 700,000 shares of the Company’s common stock at an exercise price of $2.50; and (ii) a Warrant to Purchase Common Stock to Virgil L. Beaston for 100,000 shares of the Company’s common Stock at an exercise price of $2.50. The exercise period of each Warrant is 60 months from the date of issuance.

As described in Item 1.01 of this Report, which is incorporated in this Item 8.01 by this reference, as part of the Settlement Agreement the Company entered into a Business Development Agreement with Harvey Weiss, one of the two members, along with Sam Leven, of Global Storage Group, LLC.

Section 9-            Financial Statements and Exhibits

Item 9.01             Financial Statements and Exhibits

Exhibit No.	Description

10.1	Business Development Agreement dated April 15, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWIN CORPORATION

Dated: April 17, 2013	/s/ Joseph Lu
Chief Executive Officer